EXHIBIT 31.1

Certification of Chief Executive Officer

I, James Monroe III, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Globalstar, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 25, 2012	/s/ James Monroe III
James Monroe III
Chief Executive Officer
(Principal Executive and Financial Officer)